Exhibit 99.1

News Release

www.nortelnetworks.com

FOR IMMEDIATE RELEASE	August 10, 2004

For more information:

Media:	Investors:
Tina Warren	(888) 901-7286
(905) 863-4702	(905) 863-6049
tinawarr@nortelnetworks.com	investor@nortelnetworks.com

Nortel Networks Provides Status Update

TORONTO — Nortel Networks* Corporation [NYSE/TSX: NT] and its principal operating subsidiary, Nortel Networks Limited (“NNL”), today provided a status update pursuant to the alternative information guidelines of the Ontario Securities Commission. These guidelines contemplate that the Company and NNL will normally provide bi-weekly updates on their affairs until such time as they are current with their filing obligations under Canadian securities laws.

The Company and NNL reported that there have been no material developments in the matters reported in their status updates of June 2, 2004, June 29, 2004, July 13, 2004, and July 27, 2004, with the exception of the matters described below.

The Company and NNL continue to dedicate significant resources to the process to complete their financial statements as soon as practicable. As previously announced, the Company and NNL continue to work on the restatement of their financial results for each fiscal quarter in 2003 and for earlier periods including 2002 and 2001, and the preparation of their financial statements for the full year 2003 and the first and second quarters of 2004.

The Company expects to be in a position to announce estimated limited preliminary unaudited results for the first and second quarters of 2004, and to provide an update on the restatement impacts, on August 19, 2004. These estimated results will be subject to change and to the limitations outlined below. The final unaudited results for the first and second quarters of 2004 will be available upon the filing of the quarterly reports for such periods which the Company expects to file by the end of the third quarter of 2004. The Company will hold a conference call at 8:30 a.m. ET on August 19, 2004 to discuss the announcements.

The Company expects to file, by the end of the third quarter of 2004, financial statements for the year 2003 and the first and second quarters of 2004 and related periodic reports, and follow thereafter, as soon as practicable, with any required amendments to periodic reports for prior periods.

The Company’s expectations as to the timing of events, including the availability of estimated limited preliminary unaudited results for the first and second quarters of 2004 and the filing of financial statements, are subject to change and are subject to a number of limitations. Specifically, these limitations include the completion of the Company’s work (including the final determination of the impacts of adjustments arising from events subsequent to year end 2003 on the Company’s results of operations or financial position), the related audits and reviews of results by the Company’s and NNL’s independent auditors, and the completion and results of the previously announced independent review being undertaken by the Nortel Networks Audit Committee.

Status of Civil Proceedings

On July 12, 2004, the Company received a letter purporting to be on behalf of certain shareholders of Nortel Networks. The letter claimed that certain directors and officers, and certain former directors and officers, of Nortel Networks breached fiduciary duties owed to the Company during the period from 2000 to 2003 including by (i) causing the Company to engage in unlawful conduct or failing to prevent such conduct; (ii) causing the Company to issue false statements; and (iii) violating the law. The letter required that the Company seek to recover its damages arising from the alleged breaches. The letter demanded that the Company commence a proposed action against the listed individuals within 14 days or the shareholders would do so. By return letter dated July 20, 2004, Nortel Networks confirmed that its Board of Directors would carefully consider the matters that had been raised. However, given the nature and extent of the allegations, the Company stated that it was not realistic for a response to be provided within the 14-day deadline. The Company’s Board of Directors have appointed a Special Committee to investigate, review and evaluate the facts and circumstances surrounding the allegations made in the letter. A complaint, substantially in the same form as the complaint that accompanied the earlier letter, was filed on July 30, 2004 in the United States District Court for the Southern District of New York.

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Nortel Networks is an industry leader and innovator focused on transforming how the world communicates and exchanges information. The Company is supplying its service provider and enterprise customers with communications technology and infrastructure to enable value-added IP data, voice and multimedia services spanning Wireless Networks, Wireline Networks, Enterprise Networks, and Optical Networks. As a global company, Nortel Networks does business in more than 150 countries. More information about Nortel Networks can be found on the Web at www.nortelnetworks.com or www.nortelnetworks.com/media_center.

Certain information included in this press release is forward-looking and is subject to important risks and uncertainties. The results or events predicted in these statements may differ materially from actual results or events. Factors which could cause results or events to differ from current expectations include, among other things: the outcome of Nortel Networks independent review and planned restatement of its previously announced or filed financial results; the impact of the management changes announced on April 28, 2004; the impact of the inability to meet Nortel Networks filing obligations on support facilities and public debt obligations; the sufficiency of Nortel Networks restructuring activities, including the potential for higher actual costs to be incurred in connection with restructuring actions compared to the estimated costs of such actions; continued reductions in spending by Nortel Networks customers; fluctuations in Nortel Networks operating results and general industry, economic and market conditions and growth rates; the communication by Nortel Networks auditors of the existence of material weaknesses in internal control; Nortel Networks ability to recruit and retain qualified employees; fluctuations in Nortel Networks cash flow, level of outstanding debt and current debt ratings; the use of cash collateral to support Nortel Networks normal course business activities; the dependence on Nortel Networks subsidiaries for funding; the impact of Nortel Networks defined benefit plans and deferred tax assets on results of operations and Nortel Networks cash flows; Nortel Networks dependence on new product development and its ability to predict market demand for particular products; Nortel Networks ability to integrate the operations and technologies of acquired businesses in an effective manner; the impact of rapid technological and market change; the impact of price and product competition; barriers to international growth and global economic conditions, particularly in emerging markets and including interest rate and currency exchange rate fluctuations; the impact of rationalization in the telecommunications industry; changes in regulation of the Internet; the impact of the credit risks of Nortel Networks customers and the impact of customer financing and commitments; stock market volatility generally and as a result of acceleration of the settlement date or early settlement of Nortel Networks purchase contracts; the impact of Nortel Networks supply and outsourcing contracts that contain delivery and installation provisions, which, if not met, could result in the payment of substantial penalties or liquidated damages; the future success of Nortel Networks strategic alliances; and the adverse resolution of litigation, investigations, intellectual property disputes and similar matters. For additional information with respect to certain of these and other factors, see the most recent Form 10 Q/A and Form 10-K/A filed by Nortel Networks with the United States Securities and Exchange Commission. Unless otherwise required by applicable securities laws, Nortel Networks disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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*	Nortel Networks, the Nortel Networks logo, the Globemark and Business Without Boundaries are trademarks of Nortel Networks.